EXHIBIT 5

            (Letterhead of Battle Mountain Gold Company appears here)

                                                          July 7, 1994


Battle Mountain Gold Company
333 Clay Street, 42nd Street
Houston, Texas  77002-4103

Gentlemen:

            As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Battle Mountain Gold Company, a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 435,897 shares (the "Shares") of the Company's common stock, par value $0.10 per share, certain legal matters in connection with the Shares are being passed upon for the Company by me. I understand that the Shares are to be sold pursuant to the terms of the plan of distribution as described in the Registration Statement. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

            In my capacity as Associate General Counsel and Assistant Secretary of the Company, I have examined the Company's Restated Articles of Incorporation and Amended Bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

            On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, I am of the opinion that:

            1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada; and

            2. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

                                    -2-

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under "Legal Opinion" in the prospectus forming a part of the Registration Statement. By giving such consent, I do not admit that I am an expert within the meaning of
Section 11 of the Securities Act.

                                           Very truly yours,

                                           James A. Brooks